Exhibit 10.01

Eleventh Amendment
to the Xcel Energy Senior Executive Severance and Change-In-Control Policy

THIS ELEVENTH AMENDMENT is made this 25 day of February, 2025, by Xcel Energy Inc. (the “Principal Sponsor”).

WITNESSETH:

WHEREAS, the Principal Sponsor maintains the Xcel Energy Senior Executive Severance and Change-In-Control Policy (the “Policy”), and

WHEREAS, the Board of Directors of the Principal Sponsor (the “Board”) has reserved the right to make amendments to the Policy, and

WHEREAS, the Governance, Compensation and Nominating Committee of the Board of Directors of the Principal Sponsor (the “Committee”) has reserved the right to appoint or remove Participants under the Policy, and

WHEREAS, the Committee wishes to amend the Policy in certain respects to add a Participant to Schedule I to be effective May 1, 2025.

NOW, THEREFORE, the Policy is hereby amended as follows:

1.Schedule I - Participants: Schedule I to the Policy is hereby amended to add Michael Lamb and Scott Sharp to the Schedule as a Tier I Participant as follows:

Name	Tier	Severance Multiple	Change-in-Control Multiple
Michael Lamb	1	1	3
Scott Sharp	1	1	3

1.Savings Clause. Except as hereinabove set forth, the Xcel Energy Senior Executive Severance and Change-In-Control Policy shall continue in full force and effect.

IN WITNESS WHEREOF, Xcel Energy Inc. has caused this instrument to be enacted by its duly authorized officer as of the date set forth to be effective May 1, 2025.

XCEL ENERGY INC.

By: /s/ Patricia Correa
Its: Senior Vice President, Chief Human Resources Officer